ComTelco
                               International Inc.

                               Employment Contract

                                     between

                           ComTelco International Inc.
                              Hechtackerstrasse 41
                                 9014 St. Gallen
                                   Switzerland

                                    (Company)

                                       and

                                  Ramon Inauen
                              Reggenschwilerstr. 28
                                 9402 Moerschwil
                                   Switzerland

                                   (Employee)

The Company will employ the Employee and the Employee will be employed by the Company as set fourth in the following contract:

Position of Employee in the Company:

Ramon Inauen is employed as Chief Operating Officer (COO).

Function within the Company:

As the Company's COO the Employee shall supervise all ComTelco operations and staff. He shall be responsible for all aspects of daily business and operations of the Company, its subsidiaries and companies directly or indirectly, fully or partially owned by the Company. He shall supervise other members of the senior management of the Company and report on a timely basis to the board of directors on the activities, successes and failures ongoing in the Company. He shall be responsible for timely financial and business activity reports to the board of directors and other entities needing such information as specified by the board of directors. He shall undertake everything in his power to allow the Company to operate profitably, to force sales of the Company and to ensure efficiency in the operation of the Company's business. He shall actively take part in the management of the Company and shall keep himself informed of all aspects of the Company and its business, focusing on daily business, organization, sales and marketing aspects.

Duties & Responsibilities in the Company (including but not limited to):

Primarily, all aspects of the Company's business in any context.

Secondarily, the supervision and management of other members of the senior management and of officers.

The Employee shall suggest to the Board and implement strategy and strategic directions of the Company, and shall report to the board of directors on a timely basis on all aspects in connection with the operation of the Company.

He shall assist in the collection of data for periodic financial and other reporting, such as quarterly and annual reports, for the board, shareholders and the SEC.

The Employee shall assist in possible acquisitions and/or mergers in which the company may partake, and he shall assist or conduct foundation of new companies.

The Employee shall assess and evaluate all aspects of the Company's business from an operational, marketing and sales point of view.


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

Directly reporting to:

To the CEO and the board of directors.

Starting date of the employment relationship:

March 1,1997.

Probation Period:

This Contract replaces previous agreements with the former parent of the Company, therefor no probation period is required.

Termination of employment:

a.    by the Company: 3 months after the dismissal by the board of directors.
b.    by the Employee: 3 months after the resignation to the board of directors.
c.    on the Employee's 65th birthday.

Working hours:

40 hours per week.

Over Time:

No overtime compensation is granted to the Employee.

Paid Vacation:

4 weeks of paid vacation per year (20 working days).

Reimbursement:

$90,000 per year, paid out in 13 equal monthly salaries, December of each year having an additional 13th salary.

Bonuses & Incentives:

No bonuses or incentives are part of this contract.

Social Security:

Social security is paid as requested by Swiss federal law.

Medical Aid:

During the first year, medical aid is to be fully paid by the employee. As of the second year of employment, medical aid is covered by the Company.

Pension Fund:

Pension fund contributions are paid according to Swiss federal law.

Motor Vehicle allowance:

The Company shall make available a motor vehicle, when needed for business purposes.

Secondary Business and Employment:

The Employee agrees to devote all of his time to his office and not to engage in other activities that would interfere with the fulfillment of his responsibilities. The Employee may hold other offices in other companies with the permission of the board of sirectors, as long as such companies do not directly or indirectly compete with the Company's business.

Workplace:

Primary place of work is the Company's head office. Offices in other Company locations can be implemented as needed.


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

Business Travel:

All business and business related travel is covered by the Company.

Expenses:

All expenses incurred directly in connection with business by the Employee, any accompanying staff member, consultant or customer of the Company, are covered by the Company.

Tools:

The Company shall provide the Employee with such tools as he requires to perform his duties hereunder.

Signatures:

The Employee, acting as COO, in good faith enacting the will, targets and goals of the board of directors, and the Company, has the right to sign for and on behalf of the Company and its subsidiaries where law permits. The Employee shall undertake, wherever possible and feasible to provide any document with a second signature from another member of the board of Directors or of senior management.

Any transaction exceeding the value of $100,000 is subject to approval by the CEO.

Any transaction exceeding the value of $500,000 is subject to approval by the CEO and the board.

Non Disclosure:

The Employee agrees not to disclose any information in connection with his duties for and on behalf of the Company to any parties outside the Company unless the disclosure of such information is directly connected to the fulfillment of the will, goals and targets of the board of the directors and the shareholders of the Company.

The Employee agrees to lead and manage the Company to the best of his ability, bearing the interests of Company's shareholders in mind and to follow the instructions, will, goals and targets of the board of directors in good faith and according to his best knowledge.

This Contract replaces any preceding contract of agreement entered into by the parties to this Contract prior to the date hereof.

This contract is entered into under the laws of Switzerland.

Place of Jurisdiction is St. Gallen, Switzerland.

St. Gallen, February 20, 1997

ComTelco                             ComTelco             Ramon Inauen
International Inc.                   International Inc.   Reggenschwilerstr. 28
                                                          9402 Moerschwil
                                                          Switzerland

-----------------------------------  -------------------  ----------------------

August Steiner                       Roland Steiner       Ramon Inauen
Chairman of The Board of Directors   CEO, Director        Employee


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